Exhibit 3

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM U-57
NOTIFICATION OF FOREIGN UTILITY COMPANY STATUS

Filed Under Section 33(a) Of
The Public Utility Holding Company Act of 1935, as amended

GAS NATURAL DEL NOROESTE, S.A. DE C.V.
(Name of Foreign Utility Company)

by

K N ENERGY, INC.
(Name of filing company)

370 Van Gordon Street
P.O. Box 281304
Lakewood, Colorado 80228-8304

K N Energy, Inc. hereby files with the Securities and Exchange Commission (the "Commission") pursuant to Section 33 of the Public Utility Holding Company Act of 1935, as amended (the "Act"), this Form U-57 for the purpose of notifying the Commission that Gas Natural del Noroeste, S.A. de C.V. ("Gas Natural") is a "foreign utility company" ("FUCO") within the meaning of Section 33 of the Act, and hereby claims for Gas Natural the status as a FUCO under the Act.

Gas Natural does not derive and will not derive any part of its income, directly or indirectly, from (i) the generation, transmission or distribution of electric energy for sale within the United States or (ii) the distribution at retail of natural or manufactured gas for heat, light or power within the United States. Neither Gas Natural nor any of its subsidiary companies is or will be a public utility company operating in the United States.

ITEM 1

State the name of the entity claiming foreign utility company status, its business address, and a description of the facilities used for the  generation, transmission or distribution of electric energy for sale  of for the distribution at retail of natural or manufactured gas. To the extent known, identify each person that holds five percent or more of any class of voting securities of the foreign utility company and describe the amount and nature of the interest.

Name and Business Address

Gas Natural del Noroeste, S.A. de C.V.
Boulevard Navarrete No. 369-3
Colonia La Loma
Hermosillo, Sonora, Mexico  83249

Description of Facilities

Gas Natural holds a thirty-year concession to build, own and operate a natural gas distribution system to serve a franchise territory of approximately 600,000 people in the City of Hermosillo and the Guaymas/Empalme area of Sonora, Mexico. Gas Natural has committed to connect 26,250 residential, commercial and industrial customers by June 1, 2002. By the end of 1999, Gas Natural is targeted to be flowing gas to 20 industrial customers, to have 2500 residential, commercial and industrial meters flowing gas and to have installed approximately 6,000 risers, 10 miles of steel pipe and 40 miles of plastic pipe.

Ownership

Gas Natural has three shareholders:

•

K N Energy, International, Inc., a wholly-owned subsidiary of K N Energy, Inc., holds 57.5 percent of the outstanding voting securities of Gas Natural.

•

K N Energy, Inc. holds 29.7 percent of the outstanding voting securities of Gas Natural.

•

Mahrnos Gas, S.A. de C.V. holds 13.8 percent of the outstanding voting securities of Gas Natural.

ITEM 2

State the name of any domestic associate public utility company and, if applicable, its holding company, and a description of the  relationship between the foreign utility company and such company, and  the purchase price paid by any such domestic associate public utility  company for its interest in the foreign utility company.

The only domestic associate or affiliate public utility company of Gas Natural is K N Energy, Inc. The amount of K N Energy, Inc.'s investment in Gas Natural, as of December 31, 1998, is $4,709,000. Such amount is approximately

1/10 of one percent of K N Energy, Inc.'s outstanding total capitalization, and together with all other similar outstanding transactions does not exceed five percent of the outstanding total capitalization of K N Energy, Inc.

The certifications of the Railroad Commission of Texas, the Wyoming Public Service Commission and the Colorado Public Utilities Commission, as required under Section 33 of the Act, are attached hereto as Exhibit A.

* * * * * *

The Commission is requested to mail copies of all correspondence relating to this Notification to:

Neil J. Maloney	Kathleen A. Foudy, Esq.
K N Energy, Inc.	William C. Weeden
747 East 22nd Street	Skadden, Arps, Slate, Meagher & Flom LLP
Lombard, Illinois 60148	1440 New York Avenue, N.W.
Washington, D.C. 20005

SIGNATURE

The undersigned company has duly caused this statement to be signed on its behalf by the undersigned thereunto duly authorized.

GAS NATURAL DEL MOROESTE, S.A. DE C.V.

/s/ William S. Garner, Jr.

Name:

William S. Garner, Jr.

Its:

Chairman

[CLARK, THOMAS & WINTERS Letterhead]

January 21, 1998

VIA FEDERAL EXPRESS

Mr. T.J. Carroll
KN Energy, Inc.
370 Van Gordon Street
Lakewood, CO  80228

Re:  Foreign Investment Letter from Railroad Commission

Dear T.J.:

Enclosed please find the following:

1.

Original letter from Ron Kitchens to Jonathan Katz regarding KN Energy Mexico project.

2.

Copy of No. 1 for Office of Public Utility Regulation.

As I indicated on my voice mail to your earlier today, Ron delivered these to me rather than mail them so that we had the option of having KN's Washingotn counsel hand deliver same. If you would prefer to have the letters mailed to the SEC, Railroad Commission envelopes are also enclosed.

Let me know if you require anything further relative to this matter.

Very truly yours,

/s/ Daniel R. Renner

Daniel R. Renner

DRR:ssm

Enclosures

[RAILROAD COMMISSION OF TEXAS Letterhead]

January 21, 1998

Mr. Jonathan G. Katz
Secretary Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Dear Mr. Katz,

KN Energy, Inc. ("KN Energy") has advised the Railroad Commission of Texas ("Commission") that a subsidiary of KN Energy intends to enter into a transaction whereby it will engage in the construction, ownership and operation of a natural gas distribution facility in the city of Hermosillo, State of Sonora, Mexico, pursuant to a franchise granted by the federal government of Mexico. In connection with such activities, KN Energy has requested that the Commission provide you with the certification comtemplated in Section 33(a)(2) of the Public Utility Holding Company Act of 1935 (15 U.S.C. 79 et seq.).

As the State Commission having jurisdiction over the retail gas rates of KN Energy and its subsidiaries, the Commission hereby certifies that it:

i.)

has the authority and resources to protect the ratepayers of KN Energy and its subsidiaries subject to its jurisdiction, and

ii.)

intends to exercise such authority.

This certification is intended to be applicable with respect to the above described transaction and such other foreign utility company ventures in which KN Energy or its subsidiaries may seek to obtain an ownership interest, but is conditioned on and subject to being revised or withdrawn as to any future acquisitions. KN Energy has represented that it will timely inform this Commission of any efforts by it or its subsidiaries to seek ownership interest in other foreign utility companies.

Sincerely,

/s/ Ronald L. Kitchens

Ronald L. Kitchens
Director, Gas Services Division
On behalf of the Railroad Commission of Texas

cc:

Offie of Public Utility Regulation
Securities and Exchanger commission
450 Fifth Street, NW
Washingotn, DC  20549

[THE STATE OF WYOMING PUBLIC SERVICE COMMISSION Letterhead]

October 20, 1997

Mr. Jonathan G. Katz
Secretary Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Re:

Securities and Exchange Commission file no. _____
Request for PUHCA Section 33(a)(2) Certification

Dear Mr. Katz:

The Wyoming Public Service Commission (Commission) has been informed by KN Energy, Inc. (KNE), a Kansas corporation, that it has advised the Securities and Exchange Commission that it and its affiliates intend to enter into a transaction whereby they will engage in the construction, ownership and operation of a natural gas distribution facility in the city of Hermosillo, State of Sonora, pursuant to a franchise granted by the federal government of Mexico.

In connection with such activities, KNE has requested that the Commission provide you with the certification contemplated in Section 33(a)(2) of the Public Utility Holding Company Act of 1935 (15 U.S.C. Sections 79, et seq.) which section was added to that Act by Section 715 of the Energy Policy Act of 1992.

As the state utility regulatory Commission having jurisdiction over the retail gas rates of KNE and its wholly-owned subsidiary, Northern Gas Company (NGC), the Commission hereby certifies that it (i) has the authority and resources to protect the ratepayers of KNE and NGC subject to its jurisdiction, and (ii) intends to exercise such authority.

This certification is intended to be applicable with respect to the above-described transaction and such other foreign utility company ventures in which KNE or its future or current affiliates may seek to obtain an ownership interest, but is conditioned on and subject to being revised or withdrawn as to any future acquisitions, and provided that KNE does in the future, as it has represented to the Commission that it will, provide the Commission with timely prior notice of any such other foreign utility company ventures.

Yours very truly,

/s/ Stephen G. Oxley

STEPHEN G. OXLEY
Secretary and Chief Counsel

xc:

Office of Public Utility Regulation
Securities and Exchange Commission  450 Fifth Street
Washington, DC  20549

Assistant General Counsel, KN Energy, Inc.

[STATE OF COLORADO PUBLIC UTILITIES COMMISSION Letterhead]

October 21, 1997

Mr. Jonathan G. Katz, Secretary
Securities and Exchange Commissino
450 Fifth Street, N.W.
Washington, DC 20549

Dear Mr. Katz:

K N Energy, Inc. (KNE), a Kansas corporation, advised the Securities and Exchange Commission that KNE and its affiliates intend to enter into a transaction whereby they will engage in the construction, ownership, and operation of a natural gas distribution facility in the city of Hermosillo, State of Senora, pursuant to a franchise granted by the federal government of Mexico.

In connection with such activities, KNE requested the Colorado Public Utilities Commission (CPUC) to provide you the certification contemplated in Section 33(a)(2) of the Public Utility Holding Company Act of 1935 (15 U.S.C. 79, et seq.), which section was added to that Act by Section 715 of the Energy Policy Act of 1992.

As the State Commission having jurisdiction over the retail gas rates of KNE and its wholly-owned subsidiary, Rocky Mountain Natural Gas Company (RMNG), the CPUC hererby certifies that it:

(i.)

has the authority and resources to protect the ratepayers of KNE and RMNG subject to its jurisdiction, and

(ii.)

intends to exercise such authority.

This certification is intended to be applicable with respect to the above-described transaction and such other foreign utility company ventures in which KNE or its future or current affiliates may seek to obtain an ownership interest, but is conditioned on and subject to being revised or withdrawn as to any future acquisitions. KNE has reprsented that it will timely inform the CPUC of any other foreign utility companies.

Very truly yours,

/s/ Bruce N. Smith

Bruce N. Smith
Director

cc:

Office of Public Utility Regulation
Securities and Exchange Commissin

K N Energy, Inc.